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                                                                   Exhibit 10.20

                            AMICUS THERAPEUTICS, INC.

                        RESTRICTED SHARE AWARD AGREEMENT

     THIS RESTRICTED SHARE AWARD AGREEMENT (the "Award Agreement") is dated this 8th day of March, 2007, by and between Amicus Therapeutics, Inc., a Delaware corporation (the "Company"), and James E. Dentzer (the "Associate").

     WHEREAS, on July 26, 2006, the Company and the Associate entered into that certain offer letter (the "Offer Letter") in connection with Associate's employment with the Company;

     WHEREAS, among the terms set forth in the Offer Letter was an award (the "Award") of 300,000 shares of common stock, $.01 par value (the "Common Stock") under the Amicus Therapeutics, Inc. 2002 Equity Incentive Plan (the "Plan"), effective upon the commencement of Associate's employment with the Company; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual obligations set forth herein, the Company and the Associate agree as follows:

     1. Award. The Award to the Associate of restricted shares ("Restricted Shares") of Common Stock is subject to the terms and conditions set forth in this Restricted Share Award Agreement ("Award Agreement" or "Award"), and in the Plan. By executing this Award Agreement, the Associate agrees to be bound by all the Plan's terms and conditions as if they had been set forth specifically herein. Capitalized terms used but not otherwise defined herein are defined in the Plan.

     2. Specific Terms. The Associate's Award of Restricted Shares have the following terms:

     Number of Restricted Shares
     Awarded:                        300,000

     Award Date:                     October 2, 2006

     Vesting:                        The Restricted Shares shall vest as
                                     follows:

                                     75,000 shares shall vest on the first
                                     anniversary of the Award Date (the
                                     "Anniversary Date").

                                     6,250 shares shall vest monthly, beginning
                                     on the first day of each of the thirty-six
                                     (36) calendar months following the
                                     Anniversary Date.
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     3.   Issuance of Restricted Shares. The Company shall reflect the issuance in the Associate's name of all the Restricted Shares subject to this Award.
Such Restricted Shares shall be held in the custody of the Company or its designee for the Associate's account. The Restricted Shares shall be subject to the restrictions set forth herein. Until applicable vesting restrictions lapse, any certificates that the Associate receives for Restricted Shares will include a legend stating that they are subject to the restrictions set forth in the Plan and this Award Agreement.

     4.   Acceleration of Vesting of Restricted Shares.

          a. Resignation for Good Reason after Change in Control Event. If, prior to the expiration of the term of Associate's employment with the Company (the "Employment Term") pursuant to the Offer Letter, but after the occurrence of a Change in Control Event (as defined below), the Associate resigns for Good Reason (as defined below) within six (6) months of such Change in Control Event, the entire Award of Restricted Shares shall vest and immediately become fully exercisable.

          b. Termination by the Company without Cause. If, prior to the expiration of the Employment Term, the Company terminates Associate's employment without Cause (as defined below), then the Award shall vest with respect to an additional six (6) months of vesting, measured from the date of termination of employment.

          c. Release. In order for the vesting of the Award to accelerate as provided in this Section 4, Associate must execute and deliver to the Company a release, the form and substance of which are acceptable to the Company.

          d. Definitions. For purposes of this Section 4, the following definitions shall have the meanings set forth below;

               (i) "Cause" means for any of the following reasons: (i) willful or deliberate misconduct by Associate that materially damages the Company; (ii) misappropriation of Company assets; (iii) Associate's conviction of, or a plea of guilty or "no contest" to, a felony; or (iv) any willful disobedience of the lawful and unambiguous instructions of the Chief Executive Officer of the Company; provided that the Chief Executive Officer has given Associate written notice of such disobedience or neglect and Associate has failed to cure such disobedience or neglect within a period reasonable under the circumstances.

               (ii) "Change in Control Event" means any of the following: (i)
                    any person or entity (except for a current stockholder) becomes the beneficial owner of greater than 50% of the then outstanding voting power of the Company; (ii) a merger or consolidation with another entity where the voting securities of the Company outstanding immediately before the transaction constitute less than a majority of the voting power of the voting securities of the
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                    Company or the surviving entity outstanding immediately
                    after the transaction, or (iii) the sale or disposition of all or substantially all of the Company's assets.

          (iii) "Good Reason" means (i) a change in Associate's position with the Company or its successor that materially reduces Associate's title, duties or level of responsibility; or
                    (ii) the relocation of the Company or its successor greater than 50 miles away from the then current location of the Company's principal offices.

     5. Forfeiture of Restricted Shares. In the event that the Associate is no longer an employee of the Company, any unvested Restricted Shares (including dividends paid thereon), shall be automatically forfeited (the "Forfeited Shares") and returned to the Company for cancellation upon the effective day of the end of the Associate's employment. "Employment" for the purposes of this Agreement shall be defined in accordance with the provisions of Section Treas. Reg. 1.421-7(h) or any successor regulations.

     6.   Stockholder Rights; Unvested Restricted Shares.

               a. The Company will hold the Restricted Shares in escrow until applicable vesting occurs, if ever. The Associate must deliver to the Company, coincident with the execution and delivery of this Award Agreement, a stock power, endorsed in blank, for each certificate issued and representing the Restricted Shares to enable the Company to return and/or reissue such certificates as provided in this Award Agreement.

               b. If an event causes the Associate to forfeit any Restricted Shares, the stock powers will be used to return the certificates for the Forfeited Shares for cancellation. To the extent that a portion of a certificate represents Forfeited Shares and shares which are not Forfeited Shares, then the Company will reissue a certificate to the Associate for such number of shares of Common Stock which do not represent Forfeited Shares and the stock powers shall be effective such purpose.

               c. Subject to this Award Agreement, as the owner of record of the Restricted Shares, the Associate's name will be reflected as such on the Company's books and records, and the Associate will be entitled to all rights of a Company stockholder, including voting and dividend rights with respect to the Restricted Shares; provided however, that dividends paid with respect to those Restricted Shares, whether in cash or stock, that have not vested at the time of the dividend payment shall themselves be subject to the same restrictions, vesting and forfeiture conditions that apply to the corresponding restricted Shares.

     7. Transfer Restrictions. No Portion of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Associate until such Restricted Shares have vested in accordance with
Section 1 hereof and then only in accordance with applicable securities laws and any Company policy then in effect, should such policy then apply to the Associate. The Company shall not be required (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any provision
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of this Award Agreement, or (ii) to treat as owner of such shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom the Associate has attempted to transfer such shares.

     8. Right of First Refusal. If the Associate wishes to sell or otherwise transfer any of the vested Restricted Shares, then at least 30 days prior to any such transfer, the Associate shall give notice to the Company (the "Notice"). The Notice shall set forth (i) the number of Restricted Shares proposed to be sold or transferred; (ii) the date or proposed date of the sale or transfer;
(iii) the identity of the proposed transferee; and (iv) the principal terms of the transfer, including the cash or other property or consideration to be received upon such transfer. The Company shall have the right, but not the obligation, to purchase all, but not less than all, of the Restricted Shares on the same terms specified in the Notice. Within 30 days after receipt of the Notice, the Company shall give written notice (the "Company Notice") to the Associate stating whether or not it elects to exercise its right to purchase the Restricted Shares and a date and time for consummation of such purchase, not more than 10 days after the receipt by the Associate of the Company Notice. Failure by the Company to deliver a Company Notice within such time period shall be deemed an election by the Company not to exercise its right to purchase the Restricted Shares. If the Company does not exercise its right to purchase the Restricted Shares, then the Associate shall be free to transfer the Restricted Shares on the terms provided in the Notice. Any Restricted Shares not purchased within a period of 90 days of the Notice by the proposed transferee in the Notice may not be sold or otherwise disposed of until they are again offered to the Company under the procedures specified in this Section 6. The Company's right of first refusal described in this Section 6 shall terminate upon the closing of an initial public offering of the Company's Common Stock.

     9. Restrictions on Public Sale by Associate. In connection with any public offering, the Associate, if requested by the Company and the underwriters managing such public offering, shall agree not to sell or otherwise transfer or dispose of any Restricted Shares or other securities of the Company held by the Associate (other than those Restricted Shares or other securities, if any, included in the public offering) for a specified period of time determined by the Company and the underwriters following the effective date of a registration statement with the Securities and Exchange Commission covering such public offering (the "Registration Statement"); provided, however, that. (i) such agreement shall not exceed 180 days from the effective date of such registration; (ii) all other Restricted Holders enter into similar agreements; provided, however, that all restrictions set forth in this Section 7 shall terminate and be of no further force or effect if any other Restricted Holder is released from, or otherwise no longer bound by, such restrictions; and (iii) such agreement shall only apply to the first such Registration Statement covering Common Stock of the Company to be sold on its behalf to the public in an initial public offering of securities by the Company. For purposes of this
Section 7, "Restricted Holders" shall mean: (x) parties to that certain Third Amended and Restated Investor Rights Agreement, dated September 13, 2006, by and among the Company and the stockholders named therein, and (y) any officer or director of the Company.

     10. Taxes and Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Associate for federal income tax purposes with respect to any Restricted Shares, the Associate shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes
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that are required by applicable laws and regulations to be withheld with respect to such amount. Notwithstanding anything to the contrary contained herein, the Associate may discharge this withholding obligation by directing the Company to withhold Restricted Shares with a value on a vesting date equal to the minimum withholding obligation in connection with such vesting. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from the delivery of the Restricted Shares that gives rise to the withholding requirement.

     11. REPRESENTATIONS. The Associate represents, warrants and covenants to the Company that:

          a. The Restricted Shares are being acquired for the Associate's account for investment only and not with a view to, or for sale in connection with, any distribution of the Restricted Shares in violation of the Securities Act of 1933, as amended, or any rule or regulation thereunder.

          b. The Associate has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Associate to evaluate the merits and risks of an investment in the Company.

          c. The Associate is able to bear the economic risk of holding such Restricted Shares for an indefinite period.

          d. The Associate understands that (i) the Restricted Shares will not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (ii) the Restricted Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Company's Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) the Company has no obligation or current intention to register any Restricted Shares acquired pursuant to this Award under the Securities Act.

          e. The Associate hereby represents that the Associate has obtained appropriate legal or tax advice with respect to the tax consequences to the Associate of the Award.

          f. All stock certificates representing Restricted Shares issued to the Associate shall have affixed thereto legends substantially in the following form, in addition to any other legends required by applicable state law:

          THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (1) REGISTRATION IN COMPLIANCE WITH SAID ACT


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          AND SUCH STATE LAWS, OR (2) AN OPINION OF COUNSEL FOR THE COMPANY TO
          THE EFFECT THAT SUCH DISPOSITION WOULD NOT CONSTITUTE A VIOLATION OF ANY RELEVANT FEDERAL OR STATE SECURITIES LAWS.

               THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AND RESTRICTIONS ON RESALE CONTAINED IN A RESTRICTED SHARE AWARD AGREEMENT BETWEEN THE COMPANY AND THE HOLDER HEREOF. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY.

          12. Consent of Spouse/Domestic Partner. If the Associate has a spouse or domestic partner as of the date of this Award Agreement, the Associate's spouse or domestic partner shall execute a Consent of Spouse/Domestic Partner in the form of Exhibit A hereto, effective as of the date hereof. Such consent shall not be deemed to confer or convey to the spouse or domestic partner any rights in the Restricted Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Associate subsequent to the date hereof, marries, remarries or applies to the Company for domestic partner benefits, the Associate shall, not later than 60 days thereafter, obtain his or her new spouse/domestic partner's acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Award Agreement by having such spouse/domestic partner execute and deliver a Consent of Spouse/Domestic Partner in the form of Exhibit A.

          13.  Miscellaneous.

               a. This Award Agreement and any instruments delivered pursuant to this Award Agreement shall be construed, interpreted and governed in accordance with the laws of the State of New Jersey, without regard to the conflicts of law rules thereof.

               b. Any claim or controversy arising out of, or relating to, this Award Agreement, other than with respect to any confidentiality agreement between Associate and the Company (or any officer, director, employee or agent of the Company), or the beach thereof, shall be settled by arbitration administrated by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. Such arbitration shall be held in New Jersey (or in such other location as the Company may at the time be headquartered). The arbitration shall be conducted before a three-member panel. Within fifteen (15) days after the commencement of arbitration, each party shall elect one person to act as arbitrator and the two selected shall select a third arbitrator within ten (10) days of their appointment. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association and shall be a member of the bar of the State of New Jersey actively engaged in the practice of employment law for at least ten years. The arbitration panel shall apply the substantive laws of the State of New Jersey in connection with the arbitration and the New Jersey Rules of Evidence shall apply to all aspects of the arbitration. The award shall be made within thirty days of the closing of the hearing. Judgment upon the award rendered by the arbitrator(s) may be entered by any Court having jurisdiction thereof.

     c. This Award Agreement shall extend to, be binding upon and inure to the benefit of the Associate, his legal representatives, his heirs, successors and assigns (subject, however, to the limitations set forth herein with respect to the assignment of the Award, the Restricted Shares or rights herein) and upon the Company, its successors and assigns regardless of any change in the business structure of the Company, be it through spinoff, merger, sale of stock, sale of assets or any other transaction and shall be construed in a manner that is consistent with the provisions of the Plan.

     d. This Award Agreement contains the entire agreement of the parties with respect to the subject matter hereof. No waiver, modification or change of any provision of this Award Agreement shall be valid unless in writing and signed by both parties.

     e. The waiver of any breach of any duty, term or condition of this Award Agreement shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or any other duty, term or condition of this Award Agreement.

     f. All notices pursuant to this Award Agreement will be in writing and will be sent by personal delivery, telecopier, electronic mail or by prepaid registered or certified mail, return receipt requested, addressed to the parties hereto at the addresses set forth beneath their names on the signature page hereto or to such other addresses as may hereafter be specified by like notice in writing by either of the parties, and will be deemed given (i) upon receipt if by personal delivery, (ii) on the day on which delivered if delivered by telecopier (with confirmation of receipt (such receipt to be established by acceptable protocol)), (iii) upon mailing if sent by registered or certified mail or (iv) when transmitted if delivered by electronic mail (with satisfactory evidence of transmittal (such evidence of transmittal to be established by acceptable protocol)). Copies of all notices shall be sent to: Amicus Therapeutics, Inc., 6 Cedar Brook Drive, Cranbury, NJ 08512 Attention: VP, Human Resources and Leadership Development, Telecopier No.609-662-2004.

     g. The headings of the sections of this Award Agreement are inserted for convenience of reference only and will not be deemed to constitute a part hereof or to affect the meaning hereof.

     h. This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

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     By the signature of the Associate below, along with the signature of the
Company's authorized representative, the Associate and the Company agree that the Restricted Shares are awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

                                             AMICUS THERAPEUTICS, INC.


Date:                                        By: /s/ John F. Crowley
      ----------------------------------         -----------------------------
                                                 Name:  John F. Crowley
                                                 Title: President & CEO

                                             Address: 6 Cedar Brook Drive
                                                      Cranbury, NJ 08512


                             ASSOCIATES ACCEPTANCE

     The undersigned hereby accepts the foregoing Award Agreement and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 2002 Equity Incentive Plan.


                                             RECIPIENT


Date: 3/27/07                                By: /s/ James E. Dentzer
      ----------------------------------         -----------------------------
                                                 Name:    -- James E. Dentzer
                                                 Address: --

                                                 SSN#:    --



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